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                                                                   EXHIBIT 10.34

                               LEVI STRAUSS & CO.

                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                                WITH GORDON SHANK
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                                TABLE OF CONTENTS


                                                                       Page No.

 ARTICLE I - RECITAL; AGREEMENT                                            1

 ARTICLE II - DEFINITIONS                                                  1

          2.1      "Actuarial Equivalent"                                  1
          2.2      "Administrator"                                         1
          2.3      "Agreement"                                             1
          2.4      "Board"                                                 1
          2.5      "Canadian Plan"                                         1
          2.6      "Committee"                                             1
          2.7      "Disability"                                            1
          2.8      "LSA"                                                   1
          2.9      "Qualified Plan"                                        2
          2.10     "Retirement Date"                                       2
          2.11     "Shank"                                                 2
          2.12     "Supplemental Benefits"                                 2
          2.13     "Supplement Death Benefits"                             2
          2.14     "Supplement Retirement Benefit"                         2

 ARTICLE III - SUPPLEMENTAL BENEFITS                                       2

          3.1      Eligibility and Vesting                                 2
          3.2      Retirement Benefit                                      2
          3.3      Death Prior to Termination of Employment                3

 ARTICLE IV - RULES OF PAYMENT                                             3

          4.1      Withholding; Taxes                                      3
          4.2      Payment of Guardian                                     3

 ARTICLE V - BENEFICIARY DESIGNATION                                       3
          5.1      Beneficiary Designation                                 3
          5.2      Amendments                                              3
          5.3      No Beneficiary Designation                              3


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 ARTICLE VI - ADMINISTRATION                                               4

          6.1      Committee Duties                                        4
          6.2      Administrator                                           4
          6.3      Agents                                                  4
          6.4      Binding Effect on Decisions                             4
          6.5      Indemnity of Committee                                  4

 ARTICLE VII - CLAIMS PROCEDURE                                            4

          7.1      Claim                                                   4
          7.2      Denial of Claim                                         5
          7.3      Review of Claim                                         5
          7.4      Final Decision                                          5

 ARTICLE VIII - FORFEITURE                                                 5

 ARTICLE IX - MISCELLANEOUS                                                5

          9.1      Termination, Suspension or Amendment of Agreement       5
          9.2      Funding                                                 5
          9.3      Unsecured General Creditor                              6
          9.4      Nonassignability                                        6
          9.5      Not a Contract of Employment                            6
          9.6      Protective Provisions                                   6
          9.7      Captions                                                6
          9.8      Governing Law                                           6
          9.9      Validity                                                7
          9.10     Notice                                                  7
          9.11     Successors                                              7




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                           Dated as of January 1, 1998
                               LEVI STRAUSS & CO.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                                WITH GORDON SHANK

                                   ARTICLE I
                                   ---------

                              RECITAL; AGREEMENT

         WHEREAS, Gordon Shank, the Chief Marketing Officer of LS&CO., has provided and will continue to provide valuable service to LS&CO. and its related companies; in consideration of the foregoing, Shank and LS&CO. agree as follows:

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS

         For purposes of this Agreement, capitalized terms not defined herein shall have the same meaning as in the Qualified Plan. In addition, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 "Actuarial Equivalent" means a benefit of equivalent value when
              --------------------
computed on the basis of the same mortality and interest rate factors specified in Section 25 of the Qualified Plan.

         2.2 "Administrator" means an individual or individuals designated by
              -------------
the Committee.

         2.3 "Agreement" means the Agreement set forth herein, as it may be
              ---------
amended from time to time, which provides for Supplemental Benefits to and with respect to Shank.

         2.4 "Board" means the Board of Directors of LS&CO.
              -----

         2.5 "Canadian Plan" means the Pension Plan for Salaried Employees of
              --------------
Levi Strauss & Co. (CANADA) INC., as in effect from time to time.

         2.6 "Committee" means the Administrative Committee of Retirement Plans.
              ---------

         2.7 "Disability" means a physical or mental condition which, in the
              ----------
opinion of the Committee, permanently prevents Shank from satisfactorily performing his usual duties for LS&CO. The Committee's decision as to Disability will be based upon medical reports and/or other evidence satisfactory to the Committee.



                                       1
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         2.8 "LS&CO." means Levi Strauss & Co., and its successors and assigns.
              -----

         2.9 "Qualified Plan" means the Revised Home Office Pension Plan of Levi
              --------------
Strauss Associates Inc., as Amended and Restated from time-to-time.

         2.10 "Retirement Date" means the date on or after Shank attains age 55,
               ---------------
that his employment with LS&CO. and all Affiliated Companies terminates.

         2.11 "Shank" means Gordon Shank, the Chief Marketing Officer of LS&CO.
               -----

         2.12 "Supplemental Benefits" means Supplemental Death Benefits and
               ---------------------
Supplemental Retirement Benefits.

         2.13 "Supplemental Death Benefit" means the benefit payable to Shank's
               --------------------------
Surviving Spouse under Section 3.3 of the Agreement.

         2.14 "Supplemental Retirement Benefit" means the benefit payable to
               -------------------------------
Shank under Section 3.2 of the Agreement.

                                  ARTICLE III
                                  -----------
                             SUPPLEMENTAL BENEFITS

         3.1 Eligibility and Vesting. Shank shall be eligible to receive benefits under the Agreement, if at all, pursuant to the terms hereof. Subject to Article VIII, Shank shall be entitled to receive a Supplemental Retirement Benefit pursuant to Section 3.2 if he is employed by LS&CO. or an Affiliated Company until his Retirement Date, or if such employment earlier terminates because of his Disability.

         3.2 Retirement Benefit. Shank's Supplemental Retirement Benefit shall be payable at the same time and in the same manner as his benefit under the Qualified Plan in an amount equal to the excess of

                  (i) the retirement benefit (payable at the time and in the manner described above) to which he would have been entitled if all periods of his employment with LS&CO. and any Affiliated Company were considered in the calculation of Benefit Service and all of his compensation from LS&CO. and any Affiliated Company were considered in the calculation of Final Average Compensation for purposes of his benefit under the Qualified Plan, and if such benefit were, calculated without application of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986 as amended, but subject to all other provisions, conditions, restrictions and limitations contained in the definitions of "Benefit Service" and "Final Average Compensation" under the Qualified Plan; over


                                       2
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                  (ii) the sum of the actual benefit payable to him under the
         Qualified Plan (as such time and in such manner) and the Actuarial Equivalent of the actual benefit payable to him (calculated as if it were paid at such time and in such manner) under the Canadian Plan.

         3.3 Death Prior to Termination of Employment. If Shank dies while
             ----------------------------------------
employed by LS&CO., or during a period of Disability but before benefits have commenced hereunder, and Shank has a Surviving Spouse, LS&CO. shall pay a survivor benefit to Shank's Surviving Spouse as of the first day of the month following the later to occur of the date of Shank's death or the date that would have been his 55' birthday, in an amount equal to the Actuarial Equivalent of Shank's benefit determined under Section 3.2 as of the date of his death.

                                   ARTICLE IV
                                   ----------
                                RULES OF PAYMENT

         4.1 Withholding; Taxes. LS&CO. shall withhold from payments made
             -------------------
hereunder any taxes required to be withheld by the federal or any state or local government.

         4.2 Payment to Guardian. If the benefit hereunder is payable to a minor
             --------------------
or a person declared incompetent or to a person incapable of handling the disposition of his property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Administrator may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge LS&CO. from liability with respect to such benefit.

                                   ARTICLE V
                                   ---------
                             BENEFICIARY DESIGNATION

         5.1 Beneficiary Designation. Shank shall designate one or more persons
             ------------------------
or entities as his beneficiary (including a secondary beneficiary) to whom benefits under this Agreement will be paid in the event of Shank's death after he becomes entitled to payment hereunder. Each beneficiary designation shall be in a written form prescribed by the Administrator, and will be effective only when filed with the Administrator during Shank's lifetime.

         5.2 Amendments. Any beneficiary designation may be changed without the
             -----------
consent of any designated beneficiary by the filing of a new beneficiary designation with the Administrator. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed.

         5.3 No Beneficiary Designation. In the absence of an effective
             --------------------------
beneficiary designation, then the designated beneficiary shall be deemed to be the person or persons surviving Shank in the first of the following classes in which there is a survivor:

         (a) Shank's Surviving Spouse;

         (b) Shank's children, except that if any of the children predecease Shank but leave issue surviving,.then such issue shall take by right of representation the share their parent would have taken if living;

         (c) Shank's estate.

                                   ARTICLE VI
                                   ----------
                                 ADMINISTRATION

         6.1 Committee Duties. This Agreement shall be supervised by the
             -----------------
Committee. The Committee shall have the full power and authority in its discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and decide or resolve any and all questions, including interpretation of this Agreement, as may arise in connection with the Agreement. A majority vote of the Committee members shall control any decision.

         6.2 Administrator. The Administrator shall direct the day-to-day
             --------------
administration of the Agreement and shall act as agent of the Committee in the operation of the Agreement.

         6.3 Agents. The Committee may, from time to time, employ other agents
             -------
and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to LS&CO.

         6.4 Binding Effect on Decisions. The decision or action of the
             ----------------------------
Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest hereunder.

         6.5 Indemnity of Committee. LS&CO. shall indemnify and hold harmless
             -----------------------
the members of the Committee and the Administrator against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Agreement, except in the case of gross negligence or willful misconduct.

                                   ARTICLE VII
                                   -----------
                                CLAIMS PROCEDURE

         7.1 Claim. Any person claiming a benefit, requesting an interpretation
             ------
or
                                       4
ruling under the Agreement, or requesting information under the Agreement shall present the request in writing to the Administrator, which shall respond in writing within 30 days.


         7.2 Denial of Claim. If the claim or request is denied, the written
             ----------------
notice of denial shall state:


                  (a) The reason for denial, with specific reference to the Agreement provisions on which the denial is based.

                  (b) A description of any additional material or information required and an explanation of why it is necessary.

                  (c) An explanation of the claim review procedure.

         7.3 Review of Claim. Any person whose claim or request is denied or who
             ----------------
has not received a response within 30 days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

         7.4 Final Decision. The decision on review shall normally be made
             ---------------
within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reason and the relevant Agreement provisions. All decisions on review shall be final and bind all parties concerned.

                                  ARTICLE VIII
                                  ------------
                                   FORFEITURE

         The Supplemental Benefit payable to or with respect to Shank hereunder shall be forfeited if Shank's employment with LS&CO. or an Affiliated Company is terminated due to misconduct as that term is defined in Section 2.42 of the Qualified Plan.

                                   ARTICLE IX
                                   ----------
                                  MISCELLANEOUS

         9.1 Termination Suspension or Amendment of Agreement. This Agreement
             -------------------------------------------------
may only be terminated or suspended by a written agreement between Shank and LS&CO.

         9.2 Funding. The Agreement at all times shall be entirely unfunded and
             --------
no provision shall at any time be made with respect to segregating any assets of LS&CO. for payment of any benefits hereunder. In addition, this Agreement is intended to be an unfunded arrangement for purposes of the Employee Retirement Income Security Act of

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1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, and is maintained primarily to provide deferred compensation benefits for a member of a select group of management or highly compensated employees for purposes of ERISA. Neither Shank, nor his Surviving Spouse or beneficiary or any other person shall have any interest in any particular assets of LS&CO. by reason of the right to receive a benefit under the Agreement.

         9.3 Unsecured General Contractor. In the event of LS&CO.'s insolvency,
             -----------------------------
Shank and his Surviving Spouse, beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of LS&CO., and shall not be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by LS&CO. In that event, any and all of LS&CO.'s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of LS&CO. LS&CO.'s obligation under the Agreement shall be that of an unfunded and unsecured promise of LS&CO. to pay money in the future.

         9.4 Nonassignability. Neither Shank, nor his Surviving Spouse,
             -----------------
beneficiary or any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgment, alimony or separate maintenance owed by Shank, his Spouse or beneficiary or any other person, nor be transferable by operation of law in the event of Shank's, his Surviving Spouse's or beneficiary's or any other person's bankruptcy or insolvency.

         9.5 Not a Contract of Employment. The terms and conditions of this
             -----------------------------
Agreement shall not be deemed to constitute a contract of employment between LS&CO. and Shank, and Shank (or his Surviving Spouse or beneficiary) shall have no rights against LS&CO. except as may otherwise be specifically provided herein. Moreover, nothing in this Agreement shall be deemed to give Shank the right to be retained in the service of LS&CO. or to interfere with the right of LS&CO. to discipline or discharge him at any time.

         9.6 Protective Provisions. Shank will cooperate with LS&CO. by
             ----------------------
furnishing any and all information requested by LS&CO., in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as LS&CO. may deem necessary and taking such other action as may be requested by LS&CO.

         9.7 Captions. The captions of the articles, sections and paragraphs of
             ---------
this Agreement are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         9.8 Governing Law. The provisions of this Agreement shall be construed
             --------------
and interpreted according to the laws of the State of California.

         9.9 Validity. In case any provision of this Agreement shall be held
             ---------
 illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

         9.10 Notice. Any notice or filing required or permitted to be given to
              -------
the Committee under this Agreement shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee, the Administrator or the Secretary of LS&CO. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         9.11 Successors. The provisions of this Agreement shall bind and inure
              -----------
to the benefit of LS&CO. and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of LS&CO., and successors of any such corporation or other business entity.

         IN WITNESS WHEREOF, this instrument has been executed by Shank and a duly authorized officer of LS&CO. effective as of January 1, 1998.


                               LEVI STRAUSS & CO.


                               By:
                                  ----------------------------------------------
                                             Peter A. Jacobi, President



                               GORDON SHANK


                                  ----------------------------------------------

                      First Amendment to Levi Strauss & Co.
                   Supplemental Executive Retirement Agreement
                                With Gordon Shank

         WHEREAS, Gordon Shank ("Shank") and Levi Strauss & Co. ("LS&CO.") have entered into an Agreement, effective as of January 1, 1998 (the "Agreement"), for the purpose of providing supplemental retirement benefits to Shank if certain conditions are satisfied; and

         WHEREAS, it was the intention of Shank and LS&CO. that benefits under the Agreement be offset by all other retirement benefits provided to Shank under arrangements of LS&CO. or any affiliated company, and the Agreement failed to provide for an offset of benefits under one such arrangement;

         NOW, THEREFORE, in consideration of the foregoing, which consideration Shank and LS&CO. deem to be sufficient, Shank and LS&CO. agree to amend the Agreement, effective January 1, 1998, as follows:

         1. A new Section 2.13 is added to the Plan (and succeeding Sections of Article II are renumbered accordingly) and shall read as follows:

                  2.13 "'SUPPLEMENTAL CANADIAN PLAN' means the Levi Strauss & Co. (Canada Inc. Supplementary Executive Retirement Plan."

         2. Section 3(ii) is amended to read as follows:

                           "(ii) the sum of the actual benefit payable to him
                  under the Qualified Plan (at such time and in such manner) and the Actuarial Equivalent of the actual benefit payable to him (calculated as if it were paid at such time and in such manner) under the Canadian Plan and the Supplemental Canadian Plan."

         3. In all other respects, the provisions of the Agreement shall remain in full force and effect.


          Signed this         day of                  , 1998.
                      -------        ----------------

          GORDON SHANK                       LEVI STRAUSS & CO.


                                             By:
          -------------------------             --------------------------------
                                                Peter A. Jacobi, President


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